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                          FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 6, 2000




                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     MARYLAND                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
 of incorporation)           File Number)   Identification No.)




         ONE NORTH CHARLES STREET
         BALTIMORE, MARYLAND                   21201
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:(410)539-7400


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Item 5.   Other Events

          Crown has received a proposal from Rosemore, Inc., a Maryland corporation that owns approximately 49% of Crown's Class A common stock and 11% of Crown's Class B common stock, to acquire all of the issued and outstanding Class A and Class B common stock held by shareholders other than Rosemore for a price of $8.35 per share. The proposal is subject to, among other conditions, the negotiation of a mutually acceptable merger agreement, the unanimous approval of Crown's independent directors, the approval of the transaction by Crown's shareholders, and the receipt of all necessary governmental approvals. Rosemore's proposal will expire at 5 p.m. on Friday March 10, 2000 or if it is rejected by Crown.
          Crown has referred the proposal to a board committee of its independent directors for their consideration.

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Item 7(c)     EXHIBITS

Exhibit No.     Decription
-----------     ----------

    99.1        Proposal received from Rosemore,
                by letter dated March 6, 2000

    99.2        Press Release dated March 7, 2000


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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CROWN CENTRAL PETROLEUM CORPORATION
                         (Registrant)


                         By: /s/ John E. Wheeler, Jr.
                             ------------------------
                         Name:  John E. Wheeler, Jr.
                         Title: Executive Vice President --
                                Chief Financial Officer


Dated:   March 7, 2000


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                         EXHIBIT INDEX
                         -------------


Exhibit No.     Decription

    99.1        Proposal received from Rosemore,
                by letter dated March 6, 2000

    99.2        Press Release dated March 7, 2000